UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

JENNIFER CONVERTIBLES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9681	11-2824646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

417 Crossways Park Drive, Woodbury, New York		11797
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 496-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 26, 2011, Gebing (“Morris”) Zou, the Chief Executive Officer of Jennifer Convertibles, Inc. (the “Company”), sent a notice to the Company voluntarily terminating that certain stand-alone stock option agreement, dated as of February 22, 2011, by and between the Company and Mr. Zou (the “Option Agreement”).  Mr. Zou informed the Company that he terminated the Option Agreement in order to improve the financial position of the Company.  Pursuant to the Option Agreement, the Company granted Mr. Zou an option to purchase 30,000 shares of the Company’s common stock, par value $0.01 per share, at an exercise price of $14.44 per share (the “Option”).  Prior to its termination, the Option was to vest and become exercisable in three equal installments on each of August 27, 2011, August 26, 2012, and August 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2011	JENNIFER CONVERTIBLES, INC.

	By:	/s/ Joseph Schillero
		Name:	Joseph Schillero
		Title:	Chief Financial Officer